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            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. Section 1350)

        The undersigned, as the Chief Executive Officer and Chief Financial Officer of Access National Corporation, respectively, certify that the Quarterly Report on Form 10-QSB for the period ended September 30, 2002, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Access National Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.


Date: November 13, 2002                         Michael W. Clarke
      ---------------------                     -----------------------------
                                                Chief Executive Officer


Date: November 13, 2002                         Charles Wimer
      ---------------------                     -----------------------------
                                                Chief Financial Officer